UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 22, 2011

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of CAS Medical Systems, Inc. held on August 22, 2011, at which a quorum was present, three proposals were voted upon and approved by the company’s stockholders. A brief description of each proposal voted upon at the special meeting and the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are set forth below.

(1) Approval of the issuance of preferred stock convertible into more than 20% of CAS Medical Systems, Inc. common stock outstanding, which would result in a “change of control” under applicable NASDAQ Listing Rules:

For	Against	Abstain	Broker Non-Votes
6,853,657	168,681	7,406	0

(2) Approval of the issuance of preferred stock convertible into more than 20% of CAS Medical Systems, Inc. common stock outstanding, which, in the future, may convert at a price that is less than the greater of book or market value:

For	Against	Abstain	Broker Non-Votes
6,851,565	170,773	7,406	0

(3) Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the foregoing proposals.

For	Against	Abstain	Broker Non-Votes
6,810,375	212,463	6,906	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: August 22, 2011	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer